Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE: May 15, 2009
CRC Health Corporation Reports Operating Results
For the First Quarter Ended March 31, 2009

CUPERTINO, CA, May 15, 2009 – CRC Health Corporation (“CRC” or the “Company”), a leading provider of substance abuse treatment and youth services through its wholly owned consolidated subsidiaries, announced its results for the first quarter ended March 31, 2009.

Effective January 1, 2009, the Company realigned its operations and internal organization structure by combining its "youth division" with its "healthy living division." The healthy living division was previously included as a component of "corporate/other."  There were no organizational changes to the Company's recovery division.

Subsequent to changes within its organization structure effective January 1, 2009, the Company has two operating divisions: recovery division and healthy living division. The recovery division provides substance abuse and behavioral disorder treatment services through residential treatment facilities and outpatient treatment clinics. The healthy living segment includes programs and treatment services for adolescent youth as well as treatment services for eating disorders, obesity, and weight management serving all age groups. Adolescent and youth treatment services include therapeutic boarding schools and educational outdoor programs for children and adolescents struggling with academic, emotional, and behavioral issues.

Consolidated net revenue for the first quarter ended March 31, 2009 decreased $8.1 million or 7.1% to $105.9 million compared to the same period in 2008. For the first quarter of 2009, consolidated operating expenses decreased $3.6 million to $96.3 million, or 3.6% compared to the same period in 2008. First quarter 2009 adjusted pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) decreased $3.1 million, or 14.2%, to $18.8 million compared to $21.9 million during the same period in 2008.

During the first quarter of 2009, management continued execution of the restructuring plan initiated in fiscal 2008 (the “FY08 Plan”). The purpose of the plan is to further align the Company’s resources with its strategic business plan through workforce reductions, facility consolidations, and facility exit actions.  Actions under the FY08 Plan are focused on facilities which have been negatively impacted by the economic crisis and the depressed credit markets. Approximately 240 full-time positions, impacting all divisions, have been eliminated under the FY08 Plan with  approximately 140 of those positions eliminated during the three months ended March 31, 2009. For the three months ended March 31, 2009, facility exit activities consist of one outdoor program in the Company's healthy living division. Facility exit activities from prior periods consist of one therapeutic boarding school and one eating disorder start-up in the Company's healthy living division and eight outpatient treatment clinics in its recovery division.  The closure, sale, or disposal of these facilities are expected to be substantially complete by the end of 2009.

At March 31, 2009, the Company had incurred approximately $4.1 million in liabilities related to the FY08 Plan. Remaining restructuring actions may include further division consolidations and facility exit actions in future periods. Facilities which have been held for sale, or otherwise disposed as of March 31, 2009 are reflected as discontinued operations in the Company’s unaudited consolidated statements of operations and in its unaudited consolidated balance sheets.

Historical Financial Results

First Quarter Ended March 31, 2009 Consolidated Financial Results:

Recovery Division:

Three Months Ended March 31, 2009 Compared to Three Months Ended March 31, 2008

·
Net revenue decreased $1.0 million, or 1.3%, to $75.1million for the quarter from $76.1million from the comparable prior-year quarter. Revenue decreases were due to a decrease of $2.9 million in residential treatment center revenues partially offset by increases of $1.9 million in revenues from comprehensive treatment centers.
Same-facility revenue decreased $2.0 million due to a decrease of $3.9 million in residential treatment centers partially offset by an increase of
$1.9 million in comprehensive treatment center ("CTC") revenue.

·
Adjusted pro forma revenue decreased $2.4 million, or 3.1%, to $75.1 million for the quarter from $77.5 million from the comparable prior-year quarter.  Adjusted pro forma EBITDA decreased $0.3 million, or 1.3%, to $23.7 million for the quarter from $24.0 million from the comparable prior-year quarter.

·
Recovery division operating expenses decreased $0.6 million year over year due to increases of $0.8 million in administrative expenses partially offset by reductions of $0.7 million in salaries and benefits, a decrease of $0.5 million in supplies, facilities, and other costs, and slight  reductions in depreciation and amortization expenses. Recovery division, same-facility operating expenses decreased $2.2 million or $4.3% primarily driven by decreases of $0.6 million each in CTCs and residential treatment center salaries and benefits. The remaining $1.0 million decrease was primarily due to a $0.9 million decrease in supplies, facilities, and other costs within residential treatment centers.

Healthy Living Division:

Three Months Ended March 31, 2009 Compared to Three Months Ended March 31, 2008

·
Net revenue decreased $7.0 million, or 18.6%, to $30.7 million for the quarter from $37.7 million from the comparable prior-year quarter. The decrease in revenue was driven by a lessening of demand as a result of the weak economic environment and the inability of families and individuals to access the credit markets and student loan markets to fund the tuition. Same-facility net revenue decreased $7.1 million, or 18.8%, to $30.6 million for the quarter from $37.7 million from the comparable prior-year quarter due primarily to the aforementioned economic conditions.

·
Adjusted pro forma revenue decreased $7.1 million, or 18.8%, to $30.7 million for the three months ended March 31, 2009 from $37.8 million from the comparable period in the prior year.  Adjusted pro forma EBITDA decreased $2.0 million, or 95.2%, to $0.1 million for the three months from $2.1 million from the comparable prior-year period.

·
Our healthy living division incurred a decrease of $4.3 million in operating expense, or 11.3%, primarily driven by a $2.9 million decrease in salaries and benefits as well as a $1.3 million decrease in supplies, facilities, and other costs. Same facility operating expenses decreased $4.1 million or 12.4% from the comparable prior-year quarter. $2.6 million of the decrease was due to a decreases in salaries and benefits comprised of a $1.0 million decrease in adolescent residential boarding schools, $1.3 million decrease in adolescent outdoor programs, and $0.3 million decrease in weight management. The remaining $1.5 million decrease in operating expenses was due to decreased expenditures in supplies, facilities, and other operating costs consisting of a $0.6 million  decrease in adolescent outdoor programs, a $0.7 million decrease in adolescent residential boarding schools, and a combined $0.4 million decrease in eating disorders and weight management offset by a $0.2 million increase in depreciation and amortization expenses.

Corporate:
Three Months Ended March 31, 2009 Compared to Three Months Ended March 31, 2008

·
Corporate revenue was immaterial. Corporate operating expenses increased $1.3 million or 18.5% year over year reflecting a $0.4 million increase in depreciation expense as well as an increase of $0.9 million in salaries and benefits due primarily to facilities consolidations resulting from restructuring activities.

·	Adjusted pro forma revenue was immaterial. Adjusted pro forma operating expenses increased $0.8 million, or 18.6%, to $5.1 million from $4.3 million year over year.

The unaudited adjusted pro forma revenue and EBITDA for the periods presented give effect to all acquisitions as if they had occurred on January 1, 2008. The pro forma adjustments are based upon available information and certain assumptions that CRC believes are reasonable. The pro forma adjusted EBITDA is for informational purposes only and does not purport to represent what CRC’s result of operations or financial position would have been if the acquisitions in 2008 occurred at any date, nor does such information purport to project the results of operations for any future period.

In order to supplement its condensed consolidated financial statements presented in accordance with GAAP, CRC is providing a summary to show the computation of EBITDA, as well as adjusted pro forma EBITDA. Adjusted pro forma EBITDA takes into account certain adjustments which are excluded from EBITDA for purposes of various covenants in the indenture governing CRC’s 10¾% senior subordinated notes due 2016 and its senior secured credit facility, as amended to date. CRC believes that the adjusted pro forma EBITDA information presented provides useful information to both management and investors concerning its ability to meet its future debt obligations and to comply with certain covenants in its borrowing arrangements that are tied to these measures. CRC also believes that including the effect of these items allows management and investors to better compare CRC’s financial performance from period-to-period, and to better compare CRC’s financial performance with that of its competitors. The presentation of this additional information is not meant to be considered in isolation of, or as a substitute for, results prepared in accordance with GAAP.

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
MARCH 31, 2009 AND DECEMBER 31, 2008
 (In thousands, except share amounts)

	March 31, 2009	December 31, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$530	$2,540
Accounts receivable, net of allowance for doubtful accounts of $5,371 in 2009 and $5,409 in 2008	32,119	30,826
Prepaid expenses	7,712	7,703
Other current assets	1,071	1,618
Income taxes receivable	859	—
Deferred income taxes	4,029	4,029
Current assets of discontinued operations, facility exits	14,879	14,125
Total current assets	61,199	60,841
PROPERTY AND EQUIPMENT—Net	127,797	129,728
GOODWILL	604,127	604,078
INTANGIBLE ASSETS—Net	351,203	354,463
OTHER ASSETS	19,117	20,065
TOTAL ASSETS	$1,163,443	$1,169,175
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,779	$6,165
Accrued liabilities	27,811	29,061
Income taxes payable	—	1,201
Current portion of long-term debt	6,570	6,522
Other current liabilities	28,773	31,657
Current liabilities of discontinued operations, facility exits	767	703
Total current liabilities	69,700	75,309

LONG-TERM DEBT—Less current portion	644,345	646,630
OTHER LONG-TERM LIABILITIES	7,654	7,553
OTHER LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS, FACILITY EXITS	1,853	1,909
DEFERRED INCOME TAXES	134,492	134,331
Total liabilities	858,044	865,732
COMMITMENTS AND CONTINGENCIES (Note 11)
EQUITY:
CRC HEALTH CORPORATION STOCKHOLDER’S EQUITY:
Common stock, $0.001 par value—1,000 shares authorized; 1,000 shares issued and outstanding at March 31, 2009 and December 31, 2008	—	—
Additional paid-in capital	446,484	444,275
Accumulated (deficit) retained earnings	(135,949)	(134,764)
Accumulated other comprehensive (loss)	(5,224)	(6,289)
Total CRC Health Corporation stockholder’s equity	305,311	303,222
NONCONTROLLING INTEREST	88	221
Total equity	305,399	303,443
TOTAL LIABILITIES AND EQUITY	$1,163,443	$1,169,175

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2009 and 2008
(In thousands)

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
NET REVENUE:
Net client service revenue	$104,009	$111,979
Other revenue	1,888	1,971
Net revenue	105,897	113,950
OPERATING EXPENSES:
Salaries and benefits	57,474	59,387
Supplies, facilities and other operating costs	31,516	33,412
Provision for doubtful accounts	1,533	1,651
Depreciation and amortization	5,762	5,464
Total operating expenses	96,285	99,914
OPERATING INCOME	9,612	14,036
INTEREST EXPENSE, NET	(11,952)	(14,517)
OTHER EXPENSE	(82)	(1,618)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(2,422)	(2,099)
INCOME TAX BENEFIT	(2,195)	(956)
LOSS FROM CONTINUING OPERATIONS, NET OF TAX	(227)	(1,143)
LOSS FROM DISCONTINUED OPERATIONS (net of tax benefit of ($649) and ($363) in the three months ended March 31, 2009 and 2008)	(1,086)	(684)
NET LOSS	(1,313)	(1,827)
LESS: NET LOSS ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	(128)	(303)
NET LOSS ATTRIBUTABLE TO CRC HEALTH CORPORATION	$(1,185)	$(1,524)

AMOUNTS ATTRIBUTABLE TO CRC HEALTH CORPORATION COMMON SHAREHOLDERS:
LOSS FROM CONTINUING OPERATIONS, NET OF TAX	$(103)	$(840)
DISCONTINUED OPERATIONS, NET OF TAX	(1,082)	(684)
NET LOSS	$(1,185)	(1,524)

Reconciliation of GAAP "Cash Flows Provided By Operating Activities" to non-GAAP "EBITDA from continuing operations" and Reconciliation of non-GAAP "EBITDA from continuing operations to GAAP Net (Loss) Income"
(In thousands) (unaudited)
	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2009	2008
Cash flows provided by (used in) operating activities	$2,691	$(6,049)
Amortization of debt discount and other financing costs	(1,078)	(1,101)
Stock-based compensation	(1,395)	(1,238)
Deferred income taxes	555	517
Net effect of changes in non-current net assets	(28)	546
Net effect of working capital changes	3,841	11,375
Interest expense and other financing costs	11,955	14,517
Income tax benefit	(2,844)	(1,319)
EBITDA from continuing operations	13,697	17,248
Interest expense and other financing costs	(11,955)	(14,517)
Income tax benefit	2,844	1,319
Depreciation and amortization	(5,771)	(5,574)
Net loss attributable to CRC Health Corporation	$(1,185)	$(1,524)

Reconciliation of non-GAAP "EBITDA from continuing operations" to non-GAAP "Adjusted pro forma EBITDA"
(In thousands) (unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2009	2008
EBITDA from continuing operations	$13,697	$17,248
Acquisition adjustments	––	480
Adjustments for discontinued operations	244	938
Asset impairment	1,417	––
Non-impairment restructuring activities	1,442	––
Stock-based compensation expense	1,395	1,238
Additional stock-based compensation expense	––	5
Foreign exchange translation	1	––
Other nonrecurring costs	84	––
Loss (gain) on fixed asset disposal	72	(46)
Management fees to Sponsor	559	545
Transaction expense	(19)	—
Write-off of cancelled acquisitions	(23)	—
Noncontrolling interest in loss of subsidiaries	(128)	(303)
Franchise taxes	46	44
Write-off of miscellaneous accounts (non-cash)	––	86
Adjusted Pro forma EBITDA	$18,787	$21,853

CRC Health Corporation Selected Statistics	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Recovery Division:
Number of inpatient facilities - end of period	29	28
Number of outpatient facilities - end of period	15	15
Number of comprehensive treatment clinics (CTC) - end of period	59	63
Available beds - end of period	1,894	1,884
Patient days - Inpatient	134,391	138,013
Net revenue per patient day - inpatient	$351.46	$362.87
Patient days - CTC	2,291,698	2,179,048
Net revenue per patient day - CTC	$11.87	$11.59

Aspen Programs:
Number of facilities - end of period	27	29
Patient days	91,957	109,935
Net revenue per patient day	$282.80	$290.65

Weight Management:
Number of facilities - end of period	15	14
Patient days	14,575	16,826
Net revenue per patient day	$322.78	$343.77

Conference Call

CRC Health Corporation will host a conference call, open to all interested parties, on Wednesday, May 20, 2009 beginning at 12:00 PM Pacific Time (3:00 PM Eastern Time) . The number to call within the United States is (800) 753-0343. Participants outside the United States should call 913-312-1507. The conference ID is 8949604.

A replay of the conference call will be available starting at 3:00 PM Pacific Time (6:00 PM Eastern Time) on Wednesday May 20, 2009 until 3:00 PM Pacific
Time (6:00 PM Eastern Time) Wednesday May 27, 2009. The replay number for callers within the United States is 888-203-1112 or 719-457-0820 from outside the United States and the conference ID for all callers is 8949604.

Forward-Looking Statements

This press release includes or may include "forward-looking statements." All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although CRC believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following factors: changes in government reimbursement for CRC's services; CRC’s substantial indebtedness; changes in applicable regulations or a government investigation or assertion that CRC has violated applicable regulations; attempts by local residents to force our closure or relocation; the potentially difficult, unsuccessful or costly integration of recently acquired operations and future acquisitions; the potentially difficult, unsuccessful or costly opening and operating of new treatment facilities; the possibility that commercial payors for CRC's services may undertake future cost containment initiatives; the limited number of national suppliers of methadone used in CRC's outpatient treatment clinics; the failure to maintain established relationships or cultivate new relationships with patient referral sources; shortages in qualified healthcare workers; natural disasters such as hurricanes, earthquakes and floods; competition that limits CRC's ability to grow; the potentially costly implementation of new information systems to comply with federal and state initiatives relating to patient privacy, security of medical information and electronic transactions; the potentially costly implementation of accounting and other management systems and resources in response to financial reporting and other requirements; the loss of key members of CRC's management; claims asserted against CRC or lack of adequate available insurance; and certain restrictive covenants in CRC's debt documents.

Contact:
CRC Health Corporation
Kevin Hogge, 877-272-8668
Chief Financial Officer